SCHEDULE 14A INFORMATION

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HTG MOLECULAR DIAGNOSTICS, INC.

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HTG MOLECULAR DIAGNOSTICS, INC.

3430 E. Global Loop

Tucson, Arizona 85706

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 25, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of HTG Molecular Diagnostics, Inc., a Delaware corporation (the “Company”). The meeting will be held on August 25, 2016 at 1:00 p.m. local time at the Company’s offices located at 3430 E. Global Loop, Tucson, Arizona 85706 for the following purposes:

1. To elect the two Class I directors named herein to hold office until the 2019 Annual Meeting of Stockholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

3. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is June 29, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Debra A. Gordon

Secretary

Tucson, Arizona

July 13, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

HTG MOLECULAR DIAGNOSTICS, INC.

3430 E. Global Loop

Tucson, Arizona 85706

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 25, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of HTG Molecular Diagnostics, Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “HTG”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about July 13, 2016 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after July 23, 2016.

How do I attend the annual meeting?

The meeting will be held on Thursday, August 25, 2016 at 1:00 p.m. local time at the Company’s offices located at 3430 E. Global Loop, Tucson, Arizona 85706. Directions to the annual meeting are: From I-10 E or I-10 W in or around Tucson, Arizona, take exit 264 for Palo Verde Road; turn south on Palo Verde Road (for approximately 1.7 miles); turn right onto East Hemisphere Loop (for approximately 344 feet); turn right onto East Global Loop; and your destination will be on the left. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on June 29, 2016 will be entitled to vote at the annual meeting. On this record date, there were 7,049,961 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 29, 2016, your shares were registered directly in your name with HTG’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 29, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of the two Class I directors named herein to hold office until the 2019 Annual Meeting of Stockholders; and

•	Proposal 2: Ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on August 24, 2016 to be counted.

•	To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on August 24, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from HTG. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on June 29, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 3430 E. Global Loop, Tucson, Arizona 85706.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 15, 2017, to Attn: Corporate Secretary, 3430 E. Global Loop, Tucson, Arizona 85706. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between April 27, 2017 and May 27, 2017. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and for the proposal to ratify the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposal 2, ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 7,049,961 shares outstanding and entitled to vote. Thus, the holders of 3,524,981 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members, but is expected to be reduced to seven members in connection with the annual meeting. There are three Class I directors whose term of office expires in 2016. The two nominees for election at the annual meeting are James T. LaFrance and Lee R. McCracken, each of whom are current Class I directors appointed by our Board of Directors. Mary F. Hoult, presently a Class I director, was not nominated for reelection at the annual meeting, and we would like to thank Ms. Hoult for her service on the Board of Directors. If elected at the annual meeting, each of the two nominees would serve until the 2019 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named herein. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Name	Age	Position(s)
Timothy B. Johnson	55	President and Chief Executive Officer and Director
Peter T. Bisgaard	42	Director
Harry A. George	68	Director
James T. LaFrance	57	Director
Lee R. McCracken	58	Director
Donnie M. Hardison	65	Director
Lewis J. Shuster	61	Director
John L. Lubniewski	52	Chief Business Officer
Patrick C. Roche, Ph.D.	63	Senior Vice President for Research and Development
Shaun D. McMeans	54	Vice President of Finance & Administration, Chief Financial Officer and Treasurer
Debra A. Gordon, Ph.D., J.D.	56	Vice President, Chief Legal Counsel and Secretary

The following is a brief biography of each nominee, each director whose term will continue after the annual meeting and each of our executive officers.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING

James (Jim) T. LaFrance. Mr. LaFrance has served on our Board of Directors since December 2015. Mr. LaFrance has almost 30 years of diagnostic industry experience and has been working since January 2015 as a sales, marketing, strategy development and commercial operational management consultant for LaFrance Consulting LLC, a firm he founded. He served as interim Chief Executive Officer of Vermillion, Inc. (NASDAQ: VRML), a bioanalytics service provider, from April 2014 to December 2014, where he also has served as chairman of the board of directors since December 2013. From November 2013 to March 2014, he served as a consultant in the medical diagnostics sector for his firm, LaFrance Consulting LLC. Prior to that, he was head of digital pathology and Chief Executive Officer of Omnyx, LLC for GE Healthcare from January 2012 to October 2013. From August 2009 to December 2011, Mr. LaFrance further served as a consultant in the medical diagnostics for LaFrance Consulting LLC. For eight years earlier in his career, Mr. LaFrance held a series of commercial, strategic marketing and business development leadership roles at Ventana Medical Systems (now Roche Tissue Diagnostics), or Ventana, including general management of North American and international commercial operations. Prior to working for Ventana, Mr. LaFrance served in leadership roles in strategic marketing and business development at Bayer Diagnostics. He earned a Bachelor of Arts degree in Economics from the University of Connecticut and holds a Masters in Business Administration from the University of Notre Dame. The Board believes that Mr. LaFrance’s extensive industry and executive experience, and his experience serving on the board of directors of another public company qualify him to serve on our Board of Directors.

Lee R. McCracken. Mr. McCracken has served on our Board of Directors since October 2015. Mr. McCracken currently is Chairman of Global Medical and Research Technologies, a company focused on solutions for organ transplantation and regenerative medicine therapies, a position he has held since May 2016. Previously, he was Chief Executive Officer of Gensignia Life Sciences, Inc. from April 2014 to May 2016. Prior to that, from April 2013 to March 2014, he served as a strategic and restructuring consultant in the regenerative medicine and diagnostic sectors in his firm, McCracken Consulting. From October 2012 to March 2013, Mr. McCracken served as the President and Chief Executive Officer of Pathwork Diagnostics, Inc., a molecular diagnostics company. From January 2012 to September 2012, he was a strategic consultant in the molecular diagnostics sector in his firm, McCracken Consulting. Beginning in 2004 through December 2011, he was the Corporate Head of Business Development and a consultant for Prometheus Laboratories Inc., a pharmaceutical and medical diagnostics company. Earlier in his career, Mr. McCracken held a number of executive positions or roles with significant responsibility at several biotechnology and therapeutics companies, including GenStar Therapeutics Corporation, CombiChem Inc., and Allergan Inc., as well as at the investment companies, 3i Capital and Union Venture. Mr. McCracken received his M.B.A. from the Anderson School of Management at the University of California, Los Angeles, his Master of Computer Science from the University of Dayton, and his B.S. in Commerce from Santa Clara University. He currently serves as a director of several private companies including Global Medical and Research Technologies, Inc. The Board believes Mr. McCracken’s extensive executive and industry experience and his broad knowledge of molecular diagnostics qualify him to serve on our Board of Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Peter T. Bisgaard. Mr. Bisgaard has served on our Board of Directors since March 2011, and as the Chairman of the Board since September 2013. Mr. Bisgaard is currently employed as a Partner with Novo Ventures (US) Inc., a company that provides consultancy services to Novo A/S, a Danish limited liability company that manages investments and financial assets. Mr. Bisgaard joined Novo Ventures (US) Inc. in 2009. From 2001 to 2009, Mr. Bisgaard was employed as a Partner with Novo A/S. From 1998 to 2001, Mr. Bisgaard was employed with McKinsey & Co., a management consulting firm, where he focused on strategy development, mergers, acquisitions and alliances in various industries. Mr. Bisgaard was a member of the board of directors of Nevro Corporation, Alder BioPharmaceuticals, Inc. and Otonomy, Inc. Nevro is a medical device company listed on NYSE and Alder and Otonomy are both clinical-stage biopharmaceutical companies listed on NASDAQ. Further, Mr. Bisgaard is on the board of directors of the private companies Ceterix Orthopaedics Inc., Outpost Ltd., Entasis Therapeutics Inc., and RA Pharmaceuticals, Inc., and has served on the boards of directors of numerous other private biotech companies. Mr. Bisgaard holds an MSc from the Technical University of Denmark and was awarded a post-graduate degree in Mathematical Modeling in Economics by the European

Consortium for Mathematics in the Industry. The Board believes that Mr. Bisgaard’s strong financial expertise, extensive industry experience, experience serving on the board of directors for several biopharmaceutical and medtech companies, and experience with venture capital investments qualify him to serve on our Board of Directors.

Harry A. George. Mr. George has served on our Board of Directors since 2002 and served as the Chairman of the Board from December 2007 until September 2013. Mr. George co-founded Solstice Capital, a venture capital firm, in 1995 and serves as its managing general partner. Mr. George has served as a member of the board of directors of a number of private and public companies and is currently serving on the boards of directors of Calimmune, Inc., Tempronics, Inc., Medipacs, Inc., Post.Bid.Ship, Inc., AdiCyte, Inc. and Sharklet. Mr. George is an advisor to Tech Launch Arizona and a board member of the University Venture Fund, Catapult. Additionally, Mr. George is a member of the Southern Arizona Leadership Council and serves on its board of directors and has also served on the boards of directors of Bio5 Institute, the Arizona-Sonora Desert Museum, the Tucson Museum of Art, and the Pima County Bond Advisory Committee. Prior to 1995, Mr. George was co-founder, Director, and Vice-President of Finance for Interleaf Inc., a software products company. Prior to his time at Interleaf, Mr. George was co-founder, Director and Vice President of Finance of Kurzweil Computer Products, Inc., a computer products company, which subsequently was purchased by Xerox Imaging Systems. Mr. George received an A.B. from Bowdoin College and, in 2012, received an Honorary Doctorate of Science from the University of Arizona. Also in 2012, the Arizona BioIndustry Association conferred upon Mr. George the John McGarrity Bioscience Leader of the Year Award. The Board believes Mr. George’s detailed knowledge of our company and long tenure with us, together with his more than 40 years of experience serving as a founder, operating officer, or investor with successful rapid growth technology-related companies qualify him to serve on our Board of Directors.

Donnie M. Hardison. Mr. Hardison has served on our Board of Directors since May 2016. In April 2016, he founded and serves as the sole proprietor of DMH Consulting, a management consulting firm. Between April 2010 and March 2016, Mr. Hardison was the President and Chief Executive Officer of Good Start Genetics, a medical device company. For more than 20 years prior to that, Mr. Hardison held a number of executive and senior management positions at companies including Laboratory Corporation of America, a clinical laboratory company, Exact Sciences Corporation, a molecular diagnostics company, OnTarget, Inc., a sales and marketing consulting company, Quest Diagnostics Inc., a clinical laboratory company, SmithKline Beecham Corporation, a pharmaceutical company, and others. He currently serves on the board of directors of Seventh Sense Biosystems, Inc., a privately held medical technology company, and has served on the board of directors of several other private companies, including Good Start Genetics. He also served on the board of directors of Exact Science Corporation (NASDAQ:EXAS) from May 2000 until August 2007. Mr. Hardison received his B.A. in political science, from the University of North Carolina, Chapel Hill. The Board believes Mr. Hardison’s broad private and public company background, his extensive executive and industry experience, his experience with newly emerging and well-established companies, and his extensive commercial and operational experience qualify him to serve on our Board of Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Timothy (TJ) B. Johnson. Mr. Johnson has served as our President and Chief Executive Officer and as a member of our Board of Directors since January 2008. Mr. Johnson joined us from LVC Consulting, a consulting company, where he was a partner from April 2007 to January 2008. Prior to April 2007, Mr. Johnson spent five years in leadership roles at Ventana Medical Systems, Inc. or Ventana, a medical diagnostics company, prior to its acquisition by Roche Holdings, Inc., or Roche. At Ventana, Mr. Johnson held the positions of Senior Vice President, Global Business Services, Senior Vice President, Corporate Development and Operations, and Vice President/General Manager, Operations and Lean Systems. In these roles, Mr. Johnson’s responsibilities included product technical support, worldwide marketing, corporate development, strategic planning and manufacturing. Prior to working at Ventana, Mr. Johnson had a 12 year career at Hillenbrand Industries, Inc., a global diversified industrial company, where he held several leadership roles in the corporate offices and in the Hill-Rom Division, including Vice President, Global Marketing, Vice President/General Manager, Hill-Rom AirShields, Vice President, Operations, and Vice President, Continuous Improvement and Strategic Planning. Mr. Johnson spent part of his early career at PricewaterhouseCoopers LLP, a public accounting firm. Mr. Johnson previously served on the board of directors of Kalypto Medical, Inc. and was the Industry co-chair for the Biosciences Leadership Council of Southern Arizona. He earned a B.S. in Business from Indiana University. The Board believes that Mr. Johnson’s extensive executive background in general management, strategic planning and managing operations of a diagnostic company and service as our President and Chief Executive Officer qualify him to serve on our Board of Directors.

Lewis (Lew) J. Shuster. Mr. Shuster has served on our Board of Directors since March 2014. In 2002, Mr. Shuster founded Shuster Capital, a strategic and operating advisor to and angel investor in life science companies, and has served as its chief executive officer since that time. From June 2003 to November 2007, Mr. Shuster served as chief executive officer of Kemia, Inc., a drug discovery and development company. From February 2000 to December 2001, Mr. Shuster held various operating executive positions at Invitrogen Corporation, a biotechnology company that merged with Applied Biosystems Inc. and became Life Technologies Corporation, which was acquired by Thermo Fisher Scientific Inc. Between 1994 and 1999, Mr. Shuster served as chief financial officer and other executive positions at Pharmacopeia, Inc., a drug discovery product and service company. Mr. Shuster joined Human Genome Sciences, Inc. as its first employee in September 1992 and served as its executive vice president, operations and finance until 1994. Since June 2011 Mr. Shuster has served as a member of the board of directors of Response Biomedical Corporation. From April 2010 to March 2013, Mr. Shuster served as a director of Complete Genomics, Inc., a life science company, from September 2009 to February 2010, as a director of Sorrento Therapeutics, Inc., and, from April 2011 to March 2016, as a director of Mast Therapeutics, Inc., both biopharmaceutical companies. Mr. Shuster received a B.A. in Economics from Swarthmore College and an M.B.A. from Stanford University. The Board believes that Mr. Shuster’s extensive executive background in strategic planning and managing rapid operations growth for multiple public and private life science companies qualify him to serve on our Board of Directors.

EXECUTIVE OFFICERS

Set forth below is biographical information for each of our executive officers other than Mr. Johnson, whose biographical information is set forth above

John L. Lubniewski. Mr. Lubniewski has served as our Chief Business Officer since April 2011. Mr. Lubniewski joined us from Ventana, a medical diagnostics company and member of the Roche Group and global headquarters of Roche Tissue Diagnostics, or RTD, where he served in leadership roles for nine years both before and after the acquisition of Ventana by Roche in March 2008. From August 2010 to April 2011, Mr. Lubniewski was Senior Vice President and Lifecycle Leader, Advanced Staining Platforms at Ventana. From January 2008 to August 2010, Mr. Lubniewski served as Senior Vice President and Lifecycle Leader, Clinical Assays at RTD, with responsibility for three lifecycle teams, technical marketing and medical marketing and global accountability for all RTD clinical assay products. Prior to the Roche acquisition of Ventana, Mr. Lubniewski served at Ventana as Senior Vice President, Advanced Staining Business Unit, Vice President Worldwide Marketing and Translational Diagnostic Business Unit, and General Manager, Research Products. In these roles, Mr. Lubniewski was responsible for a variety of assay and platform development and commercialization efforts. Prior to Ventana, Mr. Lubniewski worked for over ten years at Corning, Inc., a manufacturing company, in a variety of divisional, sector and corporate sales and marketing roles. Mr. Lubniewski earned a B.S. in Chemical Engineering from Clarkson University.

Shaun D. McMeans. Mr. McMeans has served as our Vice President of Finance & Administration and Chief Financial Officer since February 2012. Prior to joining us, Mr. McMeans was Vice President – Finance of Securaplane Technologies, Inc., a product supply company and division of Meggitt PLC, an aerospace, defense and energy conglomerate, from May 2011 to February 2012. Mr. McMeans was a financial consultant from February 2008 to April 2011, working both in an individual capacity and as a partner for Tatum LLC, a consulting company. Prior to February 2008, Mr. McMeans was Chief Financial Officer for The Long

Companies, a full service residential and commercial real estate division of Berkshire Hathaway, Inc. Mr. McMeans also worked for over five years at LXU Healthcare, Inc., a manufacturer and distributor of specialty surgical equipment, as Controller and then Chief Financial and Operating Officer. In his early career, Mr. McMeans worked in roles of increasing responsibility, including Director of Finance, for Burnham Holdings, Inc., formerly Burnham Corporation, a manufacturer and distributor of residential and commercial hydronic heating equipment. Mr. McMeans received his B.S. in Accounting from The Pennsylvania State University.

Patrick (Pat) C. Roche, Ph.D. Dr. Roche has served as our Senior Vice President for Research and Product Development since April 2014. Dr. Roche joined us from Ventana, a medical diagnostics company and member of the Roche Group and global headquarters of RTD, where he worked for 12 years and held a number of positions of increasing responsibility, including Vice President, Head Biomarker Strategy, Translational Diagnostics, from August 2009 to April 2014, and Vice President, Assay Development and Clinical Studies, from March 2007 to July 2009. In these roles, Dr. Roche was responsible for interfacing with pharmaceutical partners in their development of targeted cancer therapeutics and facilitating the transition of biomarkers into companion diagnostics and for leading reagent product development and launching over 30 in vitro diagnostic products, including the FDA-approved c-kit and HER2 tests. Prior to working at Ventana, Dr. Roche was at the Mayo Clinic Rochester, a medical research group, where he served as Director of the Immunohistochemistry Laboratory and as Associate Professor of Laboratory Medicine and Pathology. Dr. Roche has co-authored more than 125 peer-reviewed publications and is an inventor on a number of patent filings and two issued U.S. patents. Dr. Roche received a B.S. in Biological Sciences from the University of Southern California, and a Ph.D. in Experimental Pathology from the University of Southern California, School of Medicine.

Debra (Deb) A. Gordon, Ph.D., J.D. Dr. Gordon has served as our Vice President and Chief Legal Counsel since June 2011. Prior to joining us, Dr. Gordon was General Counsel and Head, Patent Legal at Ventana, a medical diagnostics company and a member of the Roche Group and the global headquarters for RTD, from October 2008 to June 2011. Dr. Gordon was promoted to leadership of the Ventana legal function after serving at Ventana from February 2007 as a patent attorney supporting the assay development functions. For nearly ten years preceding Dr. Gordon’s in-house legal experiences, Dr. Gordon practiced as a business transactional attorney at the law firms Lewis and Roca LLP (now, Lewis Roca Rothgerber Christie LLP) and Perkins Coie LLP, and as an intellectual property attorney at the law firm Klarquist Sparkman LLP. Prior to law school, Dr. Gordon completed post-doctoral fellowships at Brandeis University and the University of Arizona. Dr. Gordon is an author on 13 peer-reviewed scientific publications and an inventor on two patent filings, one of which has issued in the U.S. and several other jurisdictions. Dr. Gordon received a B.S. in Biology and Chemistry and a M.S. in Chemistry from Western Washington University, a Ph.D. in Physiology from the University of Arizona, College of Medicine, and a J.D. with honors from the University of Arizona, James E. Rogers College of Law.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our current directors other than Mr. Johnson are, and all of our former directors who served during any portion of the last fiscal year were, independent directors within the meaning of the applicable NASDAQ listing standards. In making this determination, the Board found that none of these directors, other than Mr. Johnson, had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently chaired by Mr. Bisgaard. As a general policy, our Board of Directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. As such, Mr. Johnson serves as our President and Chief Executive Officer while Mr. Bisgaard serves as our Chairman of the Board but is not an officer. We expect the positions of Chairman of the Board and Chief Executive Officer to continue to be held by two individuals in the future.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Oversight by the Audit Committee includes direct communication with our external auditors. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 13 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for 2015 for each of the Board committees:

Name	Audit	Compensation	Nominating and Governance
Timothy B. Johnson
Peter T. Bisgaard		X	X*
Harry A. George	X
Simeon J. George, M.D. (1)		X	X
Donald W. Grimm (2)		X	X
Mary Hoult	X
Donnie M. Hardison
James T. LaFrance			X
Lee R. McCracken		X*	X
Lewis J. Shuster	X*
Total meetings in 2015	10	5	2

*	Committee Chairperson
(1)	Dr. George resigned from our Board of Directors on October 27, 2015.
(2)	Mr. Grimm resigned from our Board of Directors on November 23, 2015.

The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The Audit Committee is composed of three directors: Mr. Shuster, Mr. George and Ms. Hoult. The Audit Committee met 10 times during the last fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.htgmolecular.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. Shuster qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Shuster’s level of knowledge and experience based on a number of factors, including his formal education and experience in financial and executive roles.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Mr. Harry A. George

Ms. Mary F. Hoult

Mr. Lewis J. Shuster

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of two directors: Mr. Bisgaard and Mr. McCracken. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). The Compensation Committee met five times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.htgmolecular.com.

The functions of the Compensation Committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;

•	reviewing and recommending to our Board of Directors the performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;

•	establishing policies for allocating between long-term and currently paid out compensation, between cash and non-cash compensation and the factors used in deciding between the various forms of compensation;

•	establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	establishing elements of corporate performance for purposes of increasing or decreasing compensation;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing regional and industry-wide compensation practices and trends to assess the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	reviewing the adequacy of its charter on a periodic basis;

•	reviewing with management and approving our disclosures, if any, under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC;

•	preparing the report that the SEC requires in our annual proxy statement, if applicable; and

•	reviewing and assessing on an annual basis the performance of the Compensation Committee.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Radford as a compensation consultant. The Compensation Committee requested that Radford review industry-wide compensation practices and trends to assess the competitiveness of our executive and non-employee director compensation programs.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration and to the Board for its information. Following an active dialogue with Radford, the Compensation Committee recommended that the Board approve certain recommendations of Radford.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company.

The Nominating and Governance Committee is composed of three directors: Mr. Bisgaard, Mr. LaFrance and Mr. McCracken. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Governance Committee met two times during the last fiscal year. The Board has adopted a written Nominating and Governance Committee charter that is available to stockholders on the Company’s website and www.htgmolecular.com.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. The Nominating and Governance Committee considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and

Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee uses its and the other Board members’ network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and selects candidates for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: Attn: Corporate Secretary, 3430 E. Global Loop, Tucson, AZ 85706 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and the number of shares beneficially owned by the nominating stockholder as of the date of submission. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to: Attn: Corporate Secretary, 3430 E. Global Loop, Tucson, Arizona, 85706. These communications will be reviewed by the Secretary, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

CODE OF ETHICS

The Company has adopted the Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.htgmolecular.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. BDO USA, LLP has audited the Company’s financial statements since June 25, 2014. The Company’s financial statements were previously audited by Ernst & Young, LLP. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of accounting firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and 2014 by BDO USA, LLP, the Company’s principal accountant.

	As of December 31,
	2015	2014
Fee Category
Audit fees (1)	$420,471	$288,316
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$420,471	$288,316

(1)	Audit fees consist of fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements and initial public offering, as well as fees for comfort letters, S-8, S-1 and Yellowbook audit services (for the year ended December 31, 2015 only)

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2015 financial statements, the Company entered into an engagement agreement with BDO USA, LLP that set forth the terms by which BDO USA, LLP performed audit services for the Company. That agreement was subject to alternative dispute resolution procedures and an exclusion of punitive damages.

PRE-APPROVAL POLICIES AND PROCEDURES.

Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings. All fees described above were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

On June 25, 2014, we dismissed Ernst & Young, LLP, or E&Y, as our independent public accounting firm. The dismissal was approved by our Audit Committee on June 25, 2014.

The audit report of E&Y on our financial statements as of and for the fiscal year ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Those audits were conducted under United States generally accepted auditing standards and not the standards as prescribed by the Public Company Accounting Oversight Board. E&Y did not report on our financial statements for our fiscal year ended December 31, 2013.

In connection with the audit of our financial statements for the fiscal years ended December 31, 2012 and 2011, and for the year ended December 31, 2013 and the subsequent interim period through June 25, 2014, the date of the dismissal of E&Y, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On June 25, 2014, our Audit Committee approved the appointment and engagement of BDO USA, LLP to serve as our independent registered public accounting firm, effective as of June 25, 2014, and to reaudit our financial statements for the year ended December 31, 2012.

During the years ended December 31, 2012 and 2013 and in the subsequent interim period through June 25, 2014, neither the Company, nor anyone acting on its behalf, consulted with BDO USA, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report nor oral advice was provided by BDO USA, LLP, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of June 15, 2016 by: (i) each director and nominee for director; (ii) each of the Company’s named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

The table is based upon information supplied by officers, directors and principal stockholders, Schedules 13G filed with the SEC and other sources believed to be reliable by the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,049,961 shares outstanding on June 15, 2016, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for each person or entity listed in the table is c/o HTG Molecular Diagnostics, Inc., 3430 E. Global Loop, Tucson, Arizona 85706

	Common Stock Beneficially Owned
Name and address of beneficial owner	Shares	Percentage
Greater than 5% stockholders
Novo A/S (1)	1,280,185	18.0%
Turborg Havnevej 19
DK-2900 Hellerup, Denmark
S.R. One Limited (2)	1,092,781	15.4%
161 Washington Street, Suite 500
Conshohocken, PA 19428-2077
Merck Capital Ventures, LLC (3)	785,140	11.1%
One Merck Drive
P.O. Box 1000
Whitehouse Station, NJ 08889-0100
Entities affiliated with BlackRock, Inc. (4)	711,897	10.1%
55 East 52nd Street
New York, NY 10055
FMR LLC (5)	673,461	9.6%
245 Summer Street
Boston, MA 02210
Entities affiliated with Putnam Investments LLC (6)	575,692	8.2%
One Post Office Square
Boston, MA 02109
Entities affiliated with Fletcher Spaght Ventures (7)	539,841	7.6%
222 Berkeley Street
Boston, MA 02116
Directors and named executive officers
Timothy B. Johnson (8)	208,023	2.9%
John L. Lubniewski (9)	81,454	1.1%
Shaun D. McMeans (10)	64,394	*
Peter T. Bisgaard (11)	—	*
Harry A. George (12)	144,366	2.0%
Mary (Molly) Hoult (13)	—	*
Lewis J. Shuster (14)	12,453	*
Lee McCracken	—	*
James T. LaFrance	—	*
Donnie M. Hardison	—	*
All current executive officers and directors as a group (11 persons) (15)	596,452	8.1%

*	Represents beneficial ownership of less than one percent.
(1)	Includes 49,786 shares issuable upon the exercise of warrants. The board of directors of Novo A/S, a Danish limited liability company, consists of Sten Scheibye, Göran Ando, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, who have shared investment and voting control with respect to the shares held by Novo A/S and may exercise such control only with the support of a majority of the members of the Novo A/S board of directors. No individual member of the Novo A/S board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo A/S.
(2)	Includes 43,538 shares issuable upon the exercise of warrants. Voting and/or dispositive powers with respect to shares held in the name of S.R. One Limited are exercised by S.R. One Limited through a collective vote of S.R. One Limited’s principals, on a majority vote basis. The current roster of S.R. One Limited principals may be found at http://www.srone.com/Team.aspx.
(3)	Includes 28,436 shares issuable upon the exercise of warrants.
(4)	This information is based on the Schedule 13G/A filed on January 8, 2016 with the SEC.
(5)	Abigail P. Johnson is a director, the Vice Chairman, the Chief Executive Officer and President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of the FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of the Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FRM LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by Fidelity Funds’ Board of Trustees. This information is based on the Schedule 13G filed on February 12, 2016 with the SEC.
(6)	The number of shares beneficially owned consists of (a) 545,443 shares held by Putnam Investment Management and (b) 30,249 shares held by The Putnam Advisory Company, LLC, both wholly owned subsidiaries of Putnam Investments, LLC. Putnam Investment Management is the investment adviser to the Putnam family of mutual funds and the Putnam Advisory Company, LLC is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispositive power over the shares as investment managers. In the case of shares held by the Putnam mutual funds managed by Putnam Investment Management, LLC, the mutual funds, through their boards of trustees, have voting power. Unless otherwise indicated, The Putnam Advisory Company, LLC has sole voting power over the shares held by its institutional clients. This information is based on the Schedule 13G filed on February 16, 2016 with the SEC.
(7)	Consists of (a) 328,852 shares of common stock and 13,473 shares issuable upon exercise of warrants held by Fletcher Spaght Ventures II, L.P., (b) 33,113 shares of common stock and 1,356 shares issuable upon exercise of warrants held by FSV II, L.P. and (c) 156,630 shares of common stock and 6,417 shares issuable upon exercise of warrants held by FSV II-B, L.P.
(8)	Includes 156,644 shares that Mr. Johnson has the right to acquire from us within 60 days of June 15, 2016 pursuant to the exercise of stock options.
(9)	Includes 55,499 shares that Mr. Lubniewski has the right to acquire from us within 60 days of June 15, 2016 pursuant to the exercise of stock options.
(10)	Includes 43,490 shares that Mr. McMeans has the right to acquire from us within 60 days of June 15, 2016 pursuant to the exercise of stock options.
(11)	Mr. Bisgaard is employed as a partner of Novo Ventures (US), Inc., a consultant to Novo A/S, but does not have voting or investment power over the shares beneficially held by Novo A/S.
(12)	Consists of shares beneficially owned by Solstice Capital II LP. Mr. George is the managing member of Solstice Capital and has joint voting and investment power over the shares held by Solstice Capital II LP.

(13)	Ms. Hoult is a vice president of Fletcher Spaght but does not have voting or investment power over the shares held by the entities affiliated with Fletcher Spaght.
(14)	Includes 12,453 shares that Mr. Shuster has the right to acquire from us within 60 days of June 15, 2016 pursuant to the exercise of stock options.
(15)	The number of shares beneficially owned consists of (a) the shares described in Notes (8) through (14), and (b) 85,762 shares beneficially owned by two additional executive officers, which consists of 38,530 shares owned and 47,232 shares issuable upon exercise of options within 60 days of June 15, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the exception of Lee R. McCracken, who received an initial stock option grant on October 27, 2015 and filed Forms 3 and Form 4 late on December 7, 2015.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2015 and 2014, compensation awarded to or paid to, or earned by, the Company’s named executive officers, which consist of the Company’s principal executive officer and the Company’s two other most highly compensated executive officers as of December 31, 2015, as follows:

•	Timothy B. Johnson, our President and Chief Executive Officer;

•	John Lubniewski, our Chief Business Officer; and

•	Shaun McMeans, our Vice President of Finance and Administration, Chief Financial Officer, and Treasurer.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Restricted Stock Unit Awards ($) (1)	Option Awards ($) (2)	Non-equity incentive plan compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Timothy B. Johnson	2015	382,952	81,750	—	120,000	647	585,349
President and Chief Executive Officer	2014	350,000	—	133,518	105,000	836	589,354

John L. Lubniewski	2015	289,604	13,625	—	70,440	647	374,316
Vice President and Chief Business Officer	2014	281,875	—	70,342	68,400	836	421,453

Shaun D. McMeans	2015	226,362	27,250	—	57,600	532	311,744
Vice President of Finance & Administration, Chief Financial Officer and Treasurer	2014	200,000	—	59,762	48,000	709	308,471

(1)	The dollar amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted in 2015 and 2014, as applicable. For further discussion of valuation assumptions, see Note 13 “Stock-based Compensation” to our financial statements included in the Annual Report on Form 10-K.
(2)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2015 and 2014, as applicable. These amounts have been computed in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 13 “Stock-based Compensation” to our financial statements included in the Annual Report on Form 10-K.
(3)	Amounts shown represent annual performance-based bonuses earned for 2015 and 2014. The annual performance-based bonuses earned for 2015 were paid in the form of fully vested shares of common stock granted under the 2014 Equity Incentive Plan (the “2014 EIP”). For more information, see below under “Annual Performance-Based Bonus Opportunity.”
(4)	Amount shown represents premiums for life, disability and accidental death and dismemberment insurance paid by us on behalf of the named executive officer.

Annual Base Salary

The base salary of our named executive officers is generally set forth in each officer’s employment letter agreement with us and periodically reviewed and adjusted as necessary by our Board of Directors, based on the recommendation of the Compensation Committee of our Board of Directors. The 2015 base salaries for our named executive officers, which were effective as of January 1, 2015, were $350,000, $285,000 and $200,000, for Mr. Johnson, Mr. Lubniewski and Mr. McMeans, respectively. Mr. Johnson’s annual base salary was increased to $400,000 in May 2015. Mr. Lubniewski’s annual base salary was increased to $293,500 in June 2015. Mr. McMeans’ annual base salary was increased to $240,000 in May 2015.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board of Directors establishes each year. At the end of the year, our Board of Directors reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals.

Our Board of Directors will generally consider each named executive officer’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance. For 2015, Mr. Johnson was eligible to receive a target bonus of up to 50% of his base salary pursuant to the terms of his employment letter agreement described below. For 2015, Mr. Lubniewski was eligible to receive a target bonus of up to 40% of his base salary pursuant to the terms of his employment letter agreement described below. For 2015, Mr. McMeans was eligible to receive a target bonus of up to 40% of his base salary pursuant to the terms of his employment letter agreement described below.

The corporate goals established by our Board of Directors for 2015 were based upon market adoption, menu expansion, market development and financial goals. Specific goals included expanded placement of HTG Edge and HTG EdgeSeq instruments, the launching of new assays, product development milestone achievement and expansion of relationships through consortium agreements and external publications. The menu expansion goals were weighted at 40% towards overall corporate goal achievement, the market adoption goals were weighted 40% towards overall corporate goal achievement, the market development goals were weighted at 10% towards overall corporate goal achievement and the financial goals were weighted 10% towards overall corporate goal achievement. There was no minimum percentage of corporate goals that must be achieved in order to earn a bonus. No specific individual goals were established for any of our named executive officers for 2015.

In February 2016, our Board of Directors determined that the 2015 corporate goals had been achieved at an aggregate level of 60%. As a result, on March 4, 2016, our Board of Directors awarded the following bonuses to our named officers:

Executive Officer	Title	2015 Bonus Amount
Timothy B. Johnson	President and Chief Executive Officer	$120,000
John L. Lubniewski	Chief Business Officer	$70,440
Shaun D. McMeans	Vice President of Finance & Administration, Chief Financial Officer and Treasurer	$57,600

Also on March 4, 2016, our Board of Directors determined to pay the 2015 bonus awards entirely in the form of stock grants under the 2014 EIP. The stock grants were issuances of fully vested shares, in an amount equivalent in value, based on our stock price as of March 4, 2016, to the bonus each named executive was awarded as reflected above. Accordingly, Mr. Johnson, Mr. Lubniewski and Mr. McMeans earned 43,795, 25,708 and 21,021 shares, respectively, a portion of which shares was sold shortly thereafter to satisfy the tax withholding requirements for such shares. The named executive officers did not have any control over, or ability to elect, whether bonuses were paid in the form of cash or stock.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Board of Directors is responsible for approving equity grants. As of December 31, 2015, our named executive officers have been granted both stock option awards and restricted stock units. Vesting of the stock option and restricted stock unit awards is tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Prior to the initial public offering, we granted all equity awards pursuant to the 2011 plan and the 2001 plan. All equity awards granted since our initial public offering have been granted pursuant to the 2014 EIP, the terms of which are described below under “—Equity Benefit Plans.” All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award.

Generally our stock option awards vest over a four-year period subject to the holder’s continuous service to us and may be granted with an early exercise feature. Such early exercise feature allows the holder to exercise and receive unvested shares of our stock, so that the holder may have a greater opportunity for gains on the shares to be taxed at long-term capital gains rates rather than ordinary income rates. From time to time as our Board of Directors considers appropriate, we may grant stock options or restricted stock units that vest upon achievement of performance goals.

On May 11, 2015, our Board of Directors granted Mr. Johnson, Mr. Lubniewski and Mr. McMeans restricted stock unit awards for 15,000, 2,500 and 5,000 shares of our common stock, respectively, which vested in full on March 31, 2016. See “—Outstanding Equity Awards at Fiscal Year-End.”

Agreements with Named Executed Officers

We have entered into letter agreements with each of our named executive officers. The letter agreements generally provide for at-will employment and set forth the named executive officer’s initial base salary, eligibility for employee benefits, in some cases, and severance benefits upon a qualifying termination of employment. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the letter agreements with our named executive officers are described below. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “—Potential Payments and Benefits upon Termination or Change in Control.”

Employment Letter Agreement with Mr. Johnson. We entered into an amended and restated letter agreement with Mr. Johnson in December 2014 that replaced his previous letter agreement and became effective at completion of our IPO. The agreement sets forth certain agreed upon terms and conditions of employment. Under the amended and restated letter agreement, Mr. Johnson serves as our President and Chief Executive Officer. Mr. Johnson is entitled to an annual base salary of $400,000, is eligible to receive an annual target performance bonus of up to 50% of his base salary as determined by the Board of Directors, and certain severance benefits, the terms of which are described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Mr. Johnson’s base salary and target bonus percentage are subject to modification from time to time in the discretion of our Board of Directors or any authorized committee thereof.

Employment Letter Agreement Mr. Lubniewski. We entered into an amended and restated letter agreement with Mr. Lubniewski in December 2014 that replaced his previous letter agreement and became effective at completion of our IPO. The agreement sets forth certain agreed upon terms and conditions of employment. Under the amended and restated letter agreement, Mr. Lubniewski serves as our Chief Business Officer.

Mr. Lubniewski was initially entitled to receive an annual base salary of $293,500, is eligible to receive an annual target performance bonus of up to 40% of his base salary as determined by the Board of Directors, and certain severance benefits, the terms of which are described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Mr. Lubniewski’s base salary and target bonus percentage are subject to modification from time to time in the discretion of our Board of Directors or any authorized committee thereof. In March 2016, our Board of Directors approved an increase to Mr. Lubniewski’s annual base salary to $300,837.50, effective March 1, 2016.

Employment Letter Agreement with Mr. McMeans. We entered into an amended and restated letter agreement with Mr. McMeans in December 2014 that replaced his previous letter agreement and became effective at completion of our IPO. The agreement sets forth certain agreed upon terms and conditions of employment. Under the amended and restated letter agreement, Mr. McMeans serves as our Vice President of Finance & Administration and Chief Financial Officer. Mr. McMeans is entitled to an annual base salary of $240,000, is eligible to receive an annual target performance bonus of up to 40% of his base salary as determined by the Board of Directors, and certain severance benefits, the terms of which are described below under “—Potential Payments and Benefits upon Termination or Change of Control.” Mr. McMeans’ base salary and target bonus percentage are subject to modification from time to time in the discretion of our Board of Directors or any authorized committee thereof. In March 2016, our Board of Directors approved an increase to Mr. McMeans’ annual base salary to $246,000, effective March 1, 2016.

Potential Payments and Benefits upon Termination or Change of Control

Under the terms of our named executive officers’ amended and restated letter agreements upon the executive’s termination without “cause,” or resignation for “good reason,” each as defined below, including any such termination that occurs in connection with a change of control, each of our named executive officers is eligible to receive continued base salary payments and COBRA premium payments for 12 months for Mr. Johnson and nine months for Mr. Lubniewski and Mr. McMeans.

For purposes of the amended and restated letter agreements, “cause” generally means the occurrence of any of the following events, conditions or actions with respect to the executive: (1) conviction of any felony or crime involving fraud or dishonesty; (2) participation in any material fraud, material act of dishonesty or other material act of misconduct against us; (3) willful and habitual neglect of the executive’s duties after written notice and opportunity to cure; (4) material violation of any fiduciary duty or duty of loyalty owed to us; (5) breach of any material term of any material contract with us which has a material adverse effect on us; (6) knowing violation of any material company policy which has a material adverse effect on us; or (7) knowing violation of state or federal law in connection with the performance of the executive’s job which has a material adverse effect on us.

For purposes of each of the named executive officer’s amended and restated letter agreements, “good reason” generally means the following events, conditions or actions taken by us with respect to the executive without cause and without the executive’s express written consent: (1) a material reduction in base salary; (2) a material reduction in the executive’s authority, duties or responsibilities; (3) a material reduction in the authority, duties or responsibilities of the supervisor to whom the executive is required to report; or (4) a relocation of the executive’s principal place of employment to a place that increases the executive’s one-way commute by more than 50 miles.

Each of our named executive officers holds stock options and restricted stock units under our equity incentive plans that were granted subject to our form of stock option and restricted stock unit agreements. A description of the termination and change of control provisions in such equity incentive plans and stock options and restricted stock units granted thereunder is provided below under “—Equity Benefit Plans” and the specific vesting terms of each named executive officer’s stock options and restricted stock units are described below under “—Outstanding Equity Awards at Fiscal Year-End.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning equity awards held by our named executive officers as of December 31, 2015.

			Option Awards					Stock Awards
Name		Grant Date/Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy B. Johnson	(1)	1/16/2008	25,048	—	—	6.44	1/16/2018	—	—	—	—
	(1)	10/23/2008	14,407	—	—	6.44	10/23/2018	—	—	—	—
	(1)	3/01/2009	4,655	—	—	4.30	3/01/2019	—	—	—	—
	(1)	3/01/2010	6,983	—	—	4.30	3/01/2020	—	—	—	—
	(1)	4/13/2010	675	—	—	4.30	4/13/2020	—	—	—	—
	(1)	10/21/2010	581	—	—	4.30	10/21/2020	—	—	—	—
	(1)	1/20/2011	675	—	—	4.30	1/20/2021	—	—	—	—
	(1)	4/26/2011	29,797	—	—	2.15	4/26/2021	—	—	—	—
	(2)	2/01/2013	13,740	4,588	—	2.15	2/01/2023	—	—	—	—
	(2)	8/06/2013	5,810	3,501	—	2.15	8/06/2023	—	—	—	—
	(2)	3/20/2014	21,632	21,635	—	2.15	3/19/2024	—	—	—	—
	(2)	12/29/2014	2,905	6,406	—	12.89	12/28/2024	—	—	—	—
	(3)	5/11/2015	—	—	—	—	n/a	15,000	$65,400	—	—

John L. Lubniewski	(1)	4/26/2011	13,036	—	—	2.15	4/26/2021	—	—	—	—
	(1)	3/08/2012	2,793	—	—	2.15	3/08/2022	—	—	—	—
	(2)	2/01/2013	2,616	887	—	2.15	2/01/2023	—	—	—	—
	(2)	8/06/2013	8,140	4,896	—	2.15	8/06/2023	—	—	—	—
	(2)	3/20/2014	14,904	14,914	—	2.15	3/20/2024	—	—	—	—
	(2)	12/29/2014	1,160	2,564	—	12.89	12/29/2024	—	—	—	—
	(3)	5/11/2015	—	—	—	—	n/a	2,500	$10,900	—	—

Shaun D. McMeans	(1)	2/13/2012	8,380	—	—	2.15	2/13/2022	—	—	—	—
	(2)	2/01/2013	1,380	474	—	2.15	2/01/2023	—	—	—	—
	(2)	8/06/2013	8,140	4,896	—	2.15	8/06/2023	—	—	—	—
	(2)	3/20/2014	15,152	15,156	—	2.15	3/20/2024	—	—	—	—
	(2)	12/29/2014	725	1,602	—	12.89	12/29/2024	—	—	—	—
	(3)	5/11/2015	—	—	—	—	n/a	5,000	$21,800	—	—

(1)	Fully vested.
(2)	Options vest over four years as follows: 1/16 of the outstanding shares vest at the end of each calendar quarter over a period of approximately four years, subject to the individual’s continued service with us through each vesting date.
(3)	Restricted stock units vested 100% on March 31, 2016.

Equity Benefit Plans

2014 Equity Incentive Plan

Our Board of Directors adopted the 2014 EIP in December 2014 and our stockholders approved the 2014 EIP in April 2015. The 2014 EIP became effective on May 5, 2015 in connection with our initial public offering.

Stock Awards. The 2014 EIP provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-

based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2014 EIP provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Share Reserve. Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 EIP was the sum of (1) 925,616 shares, plus (2) the number of shares (not to exceed 608,819 shares) (i) reserved for issuance under our 2011 plan at the time the 2014 EIP became effective, and (ii) any shares subject to outstanding stock options or other stock awards that were granted under our 2011 plan or 2001 plan that, on or after the effective date of the 2014 EIP, are forfeited, terminate, expire or are otherwise not issued. Additionally, the number of shares of our common stock reserved for issuance under the 2014 EIP automatically increases on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2024, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under the 2014 EIP is 1,800,000 shares.

No person may be granted stock awards covering more than 200,000 shares of our common stock under the 2014 EIP during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 200,000 shares of our common stock or a performance cash award having a maximum value in excess of $2,000,000. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

If a stock award granted under the 2014 EIP expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2014 EIP. In addition, the following types of shares of our common stock under the 2014 EIP may become available for the grant of new stock awards under the 2014 EIP: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2014 EIP may be previously unissued shares or reacquired shares bought by us on the open market. As of December 31, 2015, option awards covering an aggregate of 193,490 shares of our common stock have been granted under the 2014 EIP and were outstanding, and no shares of our common stock had been issued under the 2014 EIP.

Administration. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2014 EIP. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2014 EIP, our Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability, vesting schedule and change of control provision applicable to a stock award, if any. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under the 2014 EIP. Subject to the terms of the 2014 EIP, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2014 EIP, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2014 EIP vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2014 EIP, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2014 EIP vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2014 EIP, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2014 EIP permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (9) total stockholder return; (10) return on equity or average stockholder’s equity; (11) return on assets, investment, or capital employed; (12) stock price; (13) margin (including gross margin); (14) income (before or after taxes); (15) operating income; (16) operating income after taxes; (17) pre-tax profit; (18) operating cash flow; (19) sales or revenue targets; (20) increases in revenue or product revenue; (21) expenses and cost reduction goals; (22) improvement in or attainment of working capital levels; (23) economic value added (or an equivalent metric); (24) market share; (25) cash flow; (26) cash flow per share; (27) cash balance; (28) cash burn; (29) cash collections; (30) share price performance; (31) debt reduction; (32) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (33) stockholders’ equity; (34) capital expenditures; (35) debt levels; (36) operating profit or net operating profit; (37) workforce diversity; (38) growth of net income or operating income; (39) billings; (40) bookings; (41) employee retention; (42) initiation of studies by specific dates; (43) budget management; (44) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (45) regulatory milestones; (46) progress of internal research or development programs; (47) acquisition of new customers; (48) customer retention and/or repeat order rate; (49) improvements in sample and test processing times; (50) progress of partnered programs; (51) partner satisfaction; (52) timely completion of clinical trials; (53) submission of 510(k)s or pre-market approvals and other regulatory achievements; (54) milestones related to samples received and/or tests or panels run; (55) expansion of sales in additional geographies or markets; (56) research progress, including the development of programs; (57) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); and (58) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board of Directors.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals and to define the manner of calculating the performance criteria we select to use for such performance period. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2014 EIP, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of ISOs, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2014 EIP pursuant to Section 162(m) of the Code) and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or

•	make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2014 EIP, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. For example, certain of our employees may receive an award agreement that provides for vesting acceleration upon the individual’s termination without cause or resignation for good reason (including a material reduction in the individual’s base salary, duties, responsibilities or authority, or a material relocation of the individual’s principal place of employment with us) in connection with a change of control. Under the 2014 EIP, a change of control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our assets; or (4) our stockholders approve a plan of our complete dissolution or liquidation or our complete dissolution or liquidation otherwise occurs.

All options granted under the 2014 EIP to our named executive officers provide that vesting and exercisability of such options will be accelerated in full following a change in control if, immediately prior to or within 12 months after the effective time of such change in control, the optionholder’s continuous service terminates due to an involuntary termination without cause or due to a voluntary termination with good reason. Several terms are specifically defined in the 2014 EIP for purposes of this “double-trigger” provision; in particular, (i) “good reason” is generally defined as (1) a material reduction in the optionholders’s annual base salary, except pursuant to a salary reduction program affecting substantially all of our employees that does not disproportionately affect the optionholder; (2) a material reduction in the optionholder’s authority, duties or responsibilities; (3) any failure by us to continue any material benefit plan or program in which the optionholder was participating immediately prior to the change in control, or any action by us that would adversely affect the optionholder’s participation in or reduce his/her benefits under such benefit plan or program, or deprive him/her of any fringe benefit enjoyed immediately prior to the change in control, unless, taken as a whole, we provide for optionholder participation in comparable benefit plans or programs; (4) a relocation of the optionholder’s principal place of employment more than 50 miles; or (5) a material breach by us of any provision of the 2014 EIP or an option agreement under the 2014 EIP or any other material agreement between the optionholder and us concerning the terms and conditions of employment or service with us; and (ii) “cause” is generally defined as the occurrence of any of the following events: (A) the optionholder’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (B) the optionholder’s attempted commission of, or participation in, a fraud or act of dishonesty against us; (C) the optionholder’s intentional, material violation of any contract or agreement between the optionholder and us or of any statutory duty owed to us; (D) the optionholder’s unauthorized use or disclosure of our confidential information or trade secrets; or (E) the optionholder’s gross misconduct.

Amendment and Termination. Our Board of Directors has the authority to amend, suspend, or terminate the 2014 EIP, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted the 2014 EIP.

2011 Equity Incentive Plan

General. Our Board of Directors and our stockholders approved our 2011 plan in March 2011. The 2011 plan was subsequently amended by our Board of Directors and our stockholders, most recently in February 2014. The 2011 plan is the successor to and continuation of our 2001 plan. As of December 31, 2015, option awards under the 2011 plan covering an aggregate of 409,139 shares of our common stock were outstanding. No additional awards will be granted under the 2011 plan and all outstanding awards granted under the 2011 plan that are repurchased, forfeited, expire or are cancelled will become available for grant under the 2014 EIP in accordance with its terms. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2011 plan. Our Board of Directors may also delegate certain authority to one or more of our officers. The plan administrator has the authority to modify outstanding awards under our 2011 plan, including the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2011 plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2011 plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2011 plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Corporate Transactions. Unless otherwise provided in a stock award agreement or other written agreement between us and a participant, in the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or

•	make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2011 plan, a corporate transaction is generally defined as the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2011 plan, a change of control is generally defined as (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity, (3) approval by the stockholders or our Board of Directors of a plan of complete dissolution or liquidation of us or our complete dissolution or liquidation occurs or (4) a consummated sale, lease or exclusive license or other disposition of all or substantially of our assets.

Certain options granted under the 2011 plan, including the options held by our named executive officers, provide that if immediately prior to a change of control the participant’s service with the Company has not terminated, the option will accelerate vesting with respect to 25% of the then-unvested portion of the option; if the option continues, the remaining 75% of the unvested option will continue to vest on the option’s original schedule prior to the change of control and will accelerate vesting in full in the event that the participant’s continuous service is terminated without cause or by the participant for good reason within the 12 months following the change of control. “Good reason” for purposes of this “double-trigger” provision is generally defined as (1) an assignment of duties or responsibilities to the participant that results in a material diminution of the participant’s function; (2) a material reduction in the participant’s annual base salary; (3) failure to continue the participant’s benefit plans or programs, any action that would adversely affect the participant’s participation in any benefit plan, reduce the participant’s benefits under any benefit plan or deprive the participant of any fringe benefit; or (4) a relocation of the participant’s business office more than 50 miles.

2001 Stock Option Plan

Our Board of Directors and our stockholders approved our 2001 plan, which became effective in February 2001. The 2001 plan terminated and no further awards were granted under the 2001 plan upon the effective date of the 2011 plan. As of December 31, 2015, there were outstanding stock options under our 2001 plan covering a total of 161,516 shares of our common stock.

2014 Employee Stock Purchase Plan

General. Our Board of Directors adopted the ESPP in December 2014 and our stockholders approved the ESPP in April 2015. The ESPP became effective on May 5, 2015 in connection with our initial public offering. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of the date hereof, no shares of our common stock have been purchased under the ESPP. Our Board of Directors has delegated its authority to administer the ESPP to our Compensation Committee.

The ESPP initially authorized the issuance of 110,820 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance automatically increases on January 1 of each calendar year, from January 1, 2016 through January 1, 2024 by the least of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (2) 195,000 shares, or (3) a number determined by our Board of Directors that is less than (1) and (2).

Offerings and Purchases. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. Generally, all regular employees, including executive officers, subject to certain restrictions, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Board of Directors will make appropriate adjustments to (1) the number of shares reserved under the ESPP, (2) the maximum number of shares by which the share reserve may increase automatically each year and (3) the number of shares and purchase price of all outstanding purchase rights.

Corporate Transactions. In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Plan Amendments, Termination. Our Board of Directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. In 2015, we made no matching contributions into the 401(k) plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2015 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR FISCAL 2015

Name	Fees Earned ($)	Option Awards ($) (5)	Total ($)
Peter T. Bisgaard (6)	—	—	—
Harry A. George	22,885	—	22,885
Simeon J. George, M.D. (1) (6)	—	—	—
Donald W. Grimm (2)	20,692	—	20,692
Mary F. Hoult	22,885	—	22,885
James T. LaFrance	2,973	13,394	16,367
Lee R. McCracken	7,233	14,169	21,402
Lawrence D. Senour (3)	—	—	—
Lewis J. Shuster	38,077	—	38,077
James R. Weersing (4)	—	—	—

(1)	Dr. George resigned from our Board of Directors on October 27, 2015.
(2)	Mr. Grimm resigned from our Board of Directors on November 23, 2015.
(3)	Mr. Senour resigned from our Board of Directors on May 5, 2015.
(4)	Mr. Weersing’s service on our Board of Directors ended on April 24, 2015.
(5)	As of December 31, 2015, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Mr. LaFrance: 5,000; Mr. McCracken: 5,000; Mr. Shuster: 12,569 and Mr. Weersing: 7,840. None of the other directors listed in the table above held any options to purchase our common stock as of December 31, 2015. The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2015. These amounts have been computed in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 13 “Stock-based Compensation” to our financial statements included in the Annual Report on Form 10-K.
(6)	Mr. Bisgaard and Dr. George waived compensation under our non-employee director compensation policy implemented upon completion of our IPO.

We did not pay cash or equity compensation to any of our non-employee directors in 2015 prior to our IPO for service on our Board of Directors, except that we paid Mr. Shuster annual cash compensation of $25,000 for his service as the Chairman of the Audit Committee.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors, and will pay for the travel, lodging and other reasonable expenses incurred by our employee directors to attend meetings of our Board of Directors and, as applicable, committees of our Board of Directors.

We implemented a compensation policy for our non-employee directors upon completion of our IPO which provided that each such non-employee director would receive the following compensation for service on our Board of Directors:

•	an annual cash retainer of $35,000;

•	an additional annual cash retainer of $5,000 for service as chairman of our Board of Directors;

•	an additional annual cash retainer of $10,000, $5,000 and $2,500 for service as chairman of our Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively;

•	an automatic annual option grant to purchase 2,500 shares of our common stock for each non-employee director serving on the Board of Directors on the date of each annual stockholder meeting, in each case vesting monthly in equal installments over a one-year period such that the stock option is fully vested on the first anniversary of the date of grant; and

•	upon first joining our Board of Directors an automatic initial option grant to purchase 5,000 shares of our common stock on the date of grant. One-third of the shares will vest twelve months after the date of grant and the remaining shares will vest monthly in equal installments over a two-year period thereafter such that the stock option is fully vested on the third anniversary of the date of grant. A director who, in the one year prior to his or her initial election to serve on the Board of Directors as a non-employee director, served as an employee of the company will not be eligible for an initial grant.

In April 2016, the Board approved an amended and restated non-employee director compensation policy which provides that each non-employee director will receive the following compensation for service on our Board of Directors:

•	an annual cash retainer of $35,000;

•	an additional annual cash retainer of $30,000 for service as chairman of our Board of Directors;

•	an additional annual cash retainer of $15,000, $10,000 and $7,500 for service as chairman of our Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively;

•	an additional annual cash retainer of $7,500, $5,000 and $3,750 for service as member of our Audit Committee, Compensation Committee and Nominating and Governance Committee, respectively;

•	an automatic annual option grant to purchase 6,000 shares of our common stock for each non-employee director serving on the Board of Directors on the date of each annual stockholder meeting, in each case vesting monthly in equal installments over a one-year period such that the stock option is fully vested on the first anniversary of the date of grant; and

•	upon first joining our Board of Directors an automatic initial option grant to purchase 10,000 shares of our common stock on the date of grant. One-third of the shares will vest twelve months after the date of grant and the remaining shares will vest monthly in equal installments over a two-year period thereafter such that the stock option is fully vested on the third anniversary of the date of grant. A director who, in the one year prior to his or her initial election to serve on the Board of Directors as a non-employee director, served as an employee of the company will not be eligible for an initial grant.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service with us through each applicable vesting date, provided that each option will vest in full upon a change of control, as defined under the 2014 EIP. The options will be granted under the 2014 EIP, the terms of which are described in more detail above under “—Equity Benefit Plans—2014 Equity Incentive Plan.”

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In 2015, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2014 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Preferred Stock and Warrant Financings

From February 4, 2014 through March 31, 2014, we issued and sold to investors in two closings an aggregate of 34,453,538 shares of our Series E preferred stock at a purchase price of $0.2189 per share, for aggregate consideration of $7.5 million. We also issued to investors in our Series E preferred stock financing warrants to purchase up to an aggregate of 11,484,503 shares of our Series E preferred stock at an issue price of $0.0001 per share underlying the warrants, for aggregate consideration of $1,148. The Series E warrants were exercisable for $0.001 per share and were each exercised immediately upon issuance for an aggregate cash purchase price of $11,484.

The participants in these preferred stock financings included the following executive officers, directors and holders of more than 5% of our capital stock:

Participants	Series E Preferred Stock (1)
Executive Officers and Directors
Timothy B. Johnson	60,910
John L. Lubniewski	76,138
Debra A. Gordon	7,646
Shaun D. McMeans	152,276
James R. Weersing (2)	609,106
5% or Greater Stockholders
Novo A/S	15,227,653
S.R. One, Limited	15,227,653
Merck Capital Ventures, LLC	7,613,826
Entities affiliated with Fletcher Spaght Associates	6,091,062

(1)	Includes the shares of Series E preferred stock issued to the participant upon exercise of the Series E preferred stock warrants issued in the financing.
(2)	Mr. Weersing served on our Board of Directors until April 2015. Mr. Weersing participated in the financings through his affiliated family trust.

Certain of our directors have affiliations with the investors that participated in the preferred stock financings described above, as indicated in the table below:

Director	Principal Stockholder
Peter T. Bisgaard	Novo A/S
Simeon J. George, M.D.	S.R. One Limited
Mary F. Hoult	Fletcher Spaght Associates
Lawrence D. Senour (1)	Merck Capital Ventures, LLC

(1)	Mr. Senour resigned from our Board of Directors on May 5, 2015.

Convertible Note and Warrant Financings

In December 2014, we entered into two separate note and warrant purchase agreements, or collectively, the 2014 note purchase agreements, with certain of our existing investors, including beneficial owners of more than 5% of our capital stock and certain entities affiliated with members of our Board of Directors. The first note and warrant purchase agreement, or the first note purchase agreement, provided for the sale and issuance by us of up to an aggregate of $7.3 million in principal amount of convertible notes in a series of closings, each of which were to be approved by the unanimous vote or written consent of those members of our Board of Directors who were not an affiliate of any of the investors under such agreement. The second note and warrant purchase agreement, or the second note purchase agreement, provided for the sale and issuance by us of up to an aggregate of $6.2 million in principal amount of convertible notes in a series of closings, each of which were to be approved by (i) our Board of Directors, including a majority of the directors elected by the holders of our Series E preferred stock, and (ii) investors whose purchase amount for such closing equaled or exceeded 50% of the aggregate principal amount of notes to be sold at such closing. Notes issued under the 2014 note purchase agreements accrued interest at a rate of 8% per annum, compounded annually, and became due and payable on March 31, 2016, subject to their earlier conversion in the event we completed an initial public offering in which we received gross offering proceeds of at least $20.0 million from the sale of shares to investors who were not holders of our securities, or a qualified initial public offering, or a private placement of our preferred stock (whether in one single transaction or several tranches) resulting in aggregate gross proceeds of at least $20.0 million from sales of securities to investors who were not holders of our securities, or a qualified private placement of our equity securities. The number of shares into which the notes may be converted, common shares in the case of a qualified initial public offering or preferred shares in the case of a qualified private placement, was equal to the outstanding principal and accrued interest divided by the price per share paid by investors purchasing such newly issued equity securities. Certain provisions of the first note purchase agreement terminated (including the investors’ obligations to purchase notes thereunder) immediately prior to the earlier to occur of the closing of (i) a qualified initial public offering or (ii) a qualified private placement and certain provisions of the second note purchase agreement terminated (including the investors’ obligations to purchase notes thereunder) immediately prior to the earlier to occur of (x) the time at which a registration statement covering a public offering of our securities under the Securities Act becomes effective or (y) the initial closing of a qualified private placement. Such provisions of the 2014 note purchase agreements (including the investors’ obligations to purchase notes thereunder) terminated in connection with the closing of our initial public offering in May 2015. In February and March 2015, we issued an aggregate of $3.0 million in principal amount of the 2015 notes to investors in two closings under the first note purchase agreement and expect to issue an aggregate of $1.5 million in principal amount of the 2015 notes in the Third Note Closing.

In January 2015, in connection with the 2014 note purchase agreements, we issued warrants, or the 2015 warrants, which were initially exercisable for an aggregate of 9,311,586 shares of our Series E preferred stock at an exercise price of $0.2189 per share. In connection with the closing of our initial public offering, the 2015 warrants became exercisable for an aggregate of 144,772 shares of our common stock at an exercise price of $14.00 per share.

The participants in these convertible note and warrant financings included the following director and holders of more than 5% of our capital stock:

Participants	Shares of Series E Preferred Stock Underlying 2015 Warrants	Aggregate Principal Amount of 2015 Notes (in thousands) (2)
Directors
James R. Weersing (1)	51,126	—
5% or Greater Stockholders
Novo A/S	3,184,170	1,535
S.R. One, Limited	2,784,593	1,535
Merck Capital Ventures, LLC	1,818,681	768
Entities affiliated with Fletcher Spaght Associates	1,358,988	614

(1)	Mr. Weersing served on our Board of Directors until April 2015. Mr. Weersing participated through his affiliated family trust.
(2)	Includes amounts purchased in note closings in February, March and April 2015.

Investor Rights Agreement

In connection with our preferred stock financings, we entered into an Amended and Restated Investor Rights Agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our convertible preferred stock and certain holders of our common stock. In connection our IPO, we entered into a further Amended and Restated Investor Rights Agreement with these holders which eliminated all of the rights and obligations provided in the first Amended and Restated Investor Rights Agreement, except for the registration rights granted under the new agreement. The holders of at least 50% of the registrable securities have the right to make up to two demands that we file a registration statement under the Securities Act covering such holders’ registrable securities then outstanding (provided that the anticipated aggregate offering price of securities requested to be sold under such registration statement is at least $7.5 million), subject to specified exceptions, conditions and limitations. If we are eligible to file a registration statement on Form S-3, the holders of at least 50% or more of the outstanding registrable securities have the right to demand that we file a registration statement on Form S-3 so long as the aggregate amount of securities to be sold under the registration statement on Form S-3 is at least $5.0 million, subject to specified exceptions, conditions and limitations. If we propose to register any securities for public sale, holders of registration rights will have the right to include their shares in the registration statement (except with respect to this offering, for which the holders have waived any and all rights to have their shares included). The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, subject to specified conditions and limitations. Generally, we are required to bear all registration and selling expenses incurred in connection with the demand, piggyback and Form S-3 registrations described above, other than underwriting discounts and commissions. The demand, piggyback and Form S-3 registration rights discussed above will terminate in May 2017 or, as to a given holder of registrable securities, when such holder is able to sell all of its registrable securities in a single 90-day period under Rule 144 of the Securities Act.

Employment Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive Compensation—Agreements with our Named Executive Officers.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described in “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Indemnification Agreements

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to HTG Molecular Diagnostics, Inc., Debra A. Gordon, Chief Legal Counsel, 3430 E. Global Loop, Tucson, AZ 85706 or contact Debra A. Gordon, Chief Legal Counsel, at (877) 289-2615. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Debra A. Gordon

Secretary

July 13, 2016

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, HTG Molecular Diagnostics, Inc., 3430 E. Global Loop, Tucson, AZ 85706.

0
HTG MOLECULAR DIAGNOSTICS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF HTG MOLECULAR DIAGNOSTICS, INC.
The undersigned hereby appoints Timothy B. Johnson and Shaun D. McMeans, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all shares of common stock of HTG Molecular Diagnostics, Inc. (the “Company”) standing in the name of the undersigned on June 29, 2016, with all powers which the undersigned would possess if present at the 2016 Annual Meeting of Stockholders of the Company to be held on August 25, 2016 or at any adjournment or postponement thereof. Receipt of the Notice of the 2016 Annual Meeting of Stockholders and Proxy Statement and the 2016 Annual Report is hereby acknowledged.
(Continued and to be signed on the reverse side.)
1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF
HTG MOLECULAR DIAGNOSTICS, INC.
August 25, 2016
GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20074
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20230000000000001000 9
082516
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. To elect the following Class I Director Nominees
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
James T. LaFrance
Lee R. McCracken
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
FOR AGAINST ABSTAIN
2.To ratify the appointment of BDO USA, LLP as HTG Molecular Diagnostics’ independent registered public accounting firm for the fiscal year ending December 31, 2016.
NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF HTG MOLECULAR DIAGNOSTICS, INC.
August 25, 2016
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20074
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
20230000000000001000 9
082516
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
1. To elect the following Class I Director Nominees
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
James T. LaFrance Lee R. McCracken
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
FOR AGAINST ABSTAIN
2. To ratify the appointment of BDO USA, LLP as HTG Molecular Diagnostics’ independent registered public accounting firm for the fiscal year ending December 31, 2016.
NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.